Exhibit A-19

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EAST BRUNSWICK STUART LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF SEPTEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “EAST BRUNSWICK STUART, INC.” TO “EAST BRUNSWICK STUART LLC”, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF DECEMBER, A.D. 2007, AT 11:41 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF FEBRUARY, A.D. 2008, AT 4:09 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “EAST BRUNSWICK STUART LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2942797 8100H	AUTHENTICATION: 8418723

101175319	DATE: 12-10-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/09/1998 981351079 – 2942797

CERTIFICATE OF INCORPORATION

OF

EAST BRUNSWICK STUART, INC.

Under Section 102 of the

General Corporation Law

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the “GCL”), does hereby certify as follows:

FIRST: The name of the Corporation is EAST BRUNSWICK STUART, INC. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Corporation Service Company.

THIRD:

A. Purpose

Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation, is to engage solely in the following activities:

1.	To acquire that certain parcel of real property, together with all improvements located thereon, in the City of East Brunswick, State of New Jersey, commonly known as 50 Race Track Road (the “Property”).

2.	To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3.	To exercise all powers enumerated in the General Corporation Law of the State of Delaware necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B. Certain Prohibited Activities

Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not incur, assume, or guaranty any other indebtedness except the Corporation may guarantee the indebtedness of Pathmark Stores, Inc. and its subsidiaries under that certain Credit Agreement dated as of June 30, 1997 among Pathmark Stores, Inc., the lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, and CIBC Inc. and Corestates Bank, N. A., as Co-Agents, as in effect on the date hereof, and as such agreement may be amended, renewed, extended, supplemented or otherwise modified from time to time and any agreement or successive agreements incurred to refund, refinance or replace such credit agreement (the “Credit Agreement”). The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article Third and in Article Fourth, and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Corporation and be continuing. For so long as a mortgage lien exists on the Property, the Corporation will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, no material amendment to this Certificate of Incorporation or to the corporation’s By-Laws may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the property.

FOURTH: Notwithstanding any provision hereof or of any document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1.	It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2.	It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3.	Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities.

4.	It shall not commingle assets with those of its parent and any affiliate.

5.	It shall conduct its own business in its own name.

6.	It shall maintain financial statements separate from its parent and any affiliate.

7.	It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8.	It shall maintain an arm’s length relationship with its parent and any affiliate.

9.	It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others, except as set forth above.

10.	It shall use stationary, invoices and checks separate from its parent and any affiliate.

11.	It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate, except as required by the Credit Agreement.

12.	It shall hold itself out as an entity separate from its parent and any affiliate.

For purpose of this Article Fourth, the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this Corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means any individual, corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

FIFTH: The total number of shares of stock which the Corporation is authorized to issue is 100 shares of Common Stock, par value $0.01 per share.

SIXTH: The name and mailing address of the incorporator is as follows:

Name	Address
John A. Calvo	100 Overlook Center Princeton, NJ 08540

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: The original By-Laws of the Corporation shall be adopted by the initial incorporator named herein. Thereafter, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, in addition to the stockholders, to make, alter, or repeal the By-Laws of the Corporation.

NINTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this Certificate of Incorporation in accordance with subsection (a) of Section 141 of Title 8 of the Delaware Code, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by Title 8 of the Delaware Code. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that for so long as any mortgage lien exists on the Property, any such amendment shall be made in compliance with the provisions of Article Third.

I, THE UNDERSIGNED, being the incorporator as named above, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 8th day of September 1998.

/s/ John A. Calvo
John A. Calvo Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/20/2001 010662898 – 2942797

CERTIFICATE OF CONVERSION

CONVERTING

EAST BRUNSWICK STUART, INC.

(A Delaware Corporation)

TO

EAST BRUNSWICK STUART LLC

(A Delaware Limited Liability Company)

East Brunswick Stuart, Inc., the corporation that is converting to a Delaware limited liability company (the “Converting Corporation”), and East Brunswick Stuart LLC, the continuing Delaware limited liability company (the “Company”), hereby certify that:

1. Name of Converting Corporation. The name of the Converting Corporation immediately prior to the filing of this Certificate of Conversion was “East Brunswick Stuart, Inc.”.

2. Date and Jurisdiction of Organization of Converting Corporation. The date on which, and the jurisdiction where, the Converting Corporation was organized are as follows:

Date	Jurisdiction
September 9, 1998	Delaware

3. Name of Converted Limited Liability Company. The name of the Delaware limited liability company to which the Converting Corporation has been converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware Limited Liability Company Act is “East Brunswick Stuart LLC”.

4. Approval of Conversion. The conversion of the Converting Corporation to the Company has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Conversion as of December 20, 2001.

EAST BRUNSWICK STUART, INC.

By:	/s/ Marc Strassler
Name:	Marc Strassler
Title:	Senior Vice President

EAST BRUNSWICK STUART LLC

By:	/s/ Frank Vitrano
Name:	Frank Vitrano
Title:	Authorized Person

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 12/20/2001

010662898 – 2942797

CERTIFICATE OF FORMATION

OF

EAST BRUNSWICK STUART LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Company”) is:

EAST BRUNSWICK STUART LLC

SECOND: The address of the registered office of the Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, Delaware 19808. The registered agent for service of process at such address is Corporation Service Company.

THIRD:

A. Purpose. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern; The nature of the business and of the purposes to be conducted and promoted by the Company is to engage solely in the following activities:

(1)	To acquire that certain parcel of real property, together with all improvements located thereon, in the Township of East Brunswick, State of New Jersey, commonly known as 50 Race Track Road (the “Property”).

(2)	To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

(3)	To exercise all powers enumerated in the Delaware Limited Liability Company Act necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B. Certain Prohibited Activities. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the following shall govern: The Company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Company shall not incur, assume, or guaranty any other indebtedness. The Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article Third and Article Fourth, and (c) shall expressly assume the due and punctual performance of the Company’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Company and be continuing. For so long as a mortgage lien exists on the Property, the Company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the consent of the Member. For so long as a mortgage lien exists on the Property, no material amendment to this Certificate of Formation may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the property.

FOURTH: Notwithstanding any provision hereof or of any document governing the formation, management or operation of the Company to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Formation, the Company shall not:

(a) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(b) acquire or own any material assets other than (i) the Property, and (ii) such incidental personal property as may be necessary for the operation of the Property;

(c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, if applicable, or amend, modify, terminate or fail to comply with the provisions of the Company’s Certificate of Formation or Articles of Organization or similar organizational documents, as the case may be;

(e) own any subsidiary or make any investment in any person or entity without the consent of Lender;

(f) commingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity;

(g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than any debt secured by a mortgage that is a lien against the Property, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt is not evidenced by a note and is paid when due;

(h) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due;

(i) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, partners, principals and affiliates of the Company, the affiliates of a member, partner or principal of the Company, and any other person or entity;

(j) enter into any contract or agreement with any member, general partner, principal or affiliate of the Company, or any member, general partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of the Company, or any member, general partner, principal or affiliate thereof;

(k) seek the dissolution or winding up in whole, or in part, of the Company;

(l) fail to correct any known misunderstandings regarding the separate identity of the Company;

(m) hold itself out to be responsible for the debts of another person;

(n) make any loans or advances to any third party, including any member, general partner, principal or affiliate of the Company, or any member, general partner, principal or affiliate thereof;

(o) fail to file its own tax returns;

(p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the Company is responsible for the debts of any third party (including any member, general partner, principal or affiliate of the Company, or any member, general partner, principal or affiliate thereof):

(q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors; or

(s) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or affiliate of the Company, (ii) any affiliate of a general partner, principal or member of the Company, or (iii) any other person or entity.

FIFTH: Notwithstanding any provision hereof or of any document governing the formation, management or operation of the Company to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Company in the event that cash flow is insufficient to pay such obligations.

SIXTH: This Certificate of Formation may be amended form time to time by the Member, provided, however, that for so long as any mortgage lien exists on the Property, any such amendment shall be made in compliance with the provisions of Article Third hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of East Brunswick Stuart LLC this 20th day of December, 2001.

/s/ Marc A. Strassler
Marc A. Strassler
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:41 AM 12/03/2007 FILED 11:41 AM 12/03/2007 SRV 071274891 – 2942797 FILE

CERTIFICATE OF AMENDMENT

OF

EAST BRUNSWICK STUART LLC

The undersigned, for the purpose of amending the Certificate of Formation of East Brunswick Stuart LLC, which was filed with the Secretary of State of the State of Delaware on December 20, 2001 (the “Certificate”), pursuant to Section of 18-202 of the Delaware Limited Liability Company Act, does hereby certify the following:

FIRST: The name of the limited liability company is: East Brunswick Stuart LLC.

SECOND: The Certificate is hereby amended by deleting each of Article Third, Article Fourth, Article Fifth and Article Sixth in its entirety.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 3rd day of December, 2007.

/s/ Christopher McGarry
Name:	Christopher McGarry
Title:	Senior Vice President

State of Delaware Secretary of State Division of Corporations Delivered 04:11 PM 02/07/2008 FILED 04:09 PM 02/07/2008 SRV 080131690 – 2942797 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: EAST BRUNSWICK STUART LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

To change the registered agent as follows: Its registered office in the State of Delaware is to be located at: 1220 N. Market St., Suite 806, Wilmington, DE 19801, County of NEW CASTLE and its registered agent at such address is: BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7TH day of FEB, A.D. 08.

By:	/s/ Christoper McGarry
Authorized Person(s)

Name:	CHRISTOPER MCGARRY
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